LEASE AGREEMENT

This LEASE AGREEMENT is made this ___ day of June, 2001 (the "Lease Date"), between ARE-11025/11075 ROSELLE STREET, LLC, a Delaware limited liability company ("Landlord"), and CELL GENESYS, INC., a Delaware corporation ("Tenant").

RECITALS

    As of the Lease Date, the Premises (as defined in the Basic Lease Provisions) are subject to the following (collectively, the "Prior Lease"): (i) a certain Standard Industrial Lease-Net dated June 15, 1992, between Trust Company of the West, as Trustee of the ATF Dow Chemical Employees Retirement Trust, as lessor (the "ATF Dow Trust"), and Viagene, Inc., as lessee ("Viagene"); and (ii) a certain First Amendment To Standard Industrial Lease dated March 20, 1996, between the ATF Dow Trust and Chiron Corporation ("Chiron") (who succeeded to Viagene's interest in the Prior Lease in or about September, 1995, pursuant to a plan of merger in which Viagene was merged into a wholly owned subsidiary of Chiron).
    Pursuant to a certain Assignment and Assumption Agreement dated January 8, 2001, between Tenant and Chiron, Tenant acquired Chiron's right, title, and interest in and to, and assumed Chiron's obligations and liabilities under, the Prior Lease. The foregoing Assignment and Assumption Agreement was part of Tenant's acquisition of Chiron's gene therapy assets located at the Premises, at the building within the Project (as defined in the Basic Lease Provisions) commonly known as 11055 Roselle Street, San Diego, California (the "11055 Building"), and at a building adjacent to the Project commonly known as 11080 Roselle Street, San Diego, California.
    The term of the Prior Lease expires on June 30, 2001, subject to 3 options to extend for a period of 1 year each (the "Prior Lease Extension Options"). Tenant desires to extend its right to occupy the Premises beyond the period possible under the Prior Lease, and Landlord is willing to permit Tenant to do so, but only if: (i) Landlord and Tenant enter into this Lease; (ii) Landlord and Tenant terminate the Prior Lease effective as of June 30, 2001, and (iii) Landlord and Tenant concurrently enter into a separate Lease Agreement for the 11055 Building (the "11055 Lease").

BASIC LEASE PROVISIONS

Address: 11075 Roselle Street, San Diego, California.

Premises: That portion of the Project, containing approximately 24,208 rentable square feet, as determined by Landlord in accordance with this Lease, as shown on Exhibit A.

Project: The real property on which the building in which the Premises are located (the "Building") is situated, together with all improvements thereon and appurtenances thereto, as shown on Exhibit B.

Building: The specific building in the Project in which the Premises are located, as shown on Exhibit B.
Rentable Area of Premises: 24,208 sq. ft.	Rentable Area of Building: 24,208 sq. ft.
Tenant's Share of Operating Expenses: 100%
Building's Share of Project: 21.5071%	Rentable Area of Project: 112,558 sq. ft.
Base Rent: $53,257.60 per month.	Security Deposit: $159,772.80
Commencement Date: July 1, 2001
Rent Commencement Date: Commencement Date
Rent Adjustment Percentage:	Greater of 3.5% or the CPI Adjustment Percentage (as defined in Section 4 hereof), not to exceed 6.0%
Base Term: Beginning on the Commencement Date and ending on June 30, 2006.

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord's Notice Address: 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: General Counsel
Tenant's Notice Address: Cell Genesys, Inc. 342 Lakeside Drive Foster City, CA 94404 Attention: Mr. Richard Campbell

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT
[--] EXHIBIT C - INTENTIONALLY OMITTED	[--] EXHIBIT D - INTENTIONALLY OMITTED
[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT'S PERSONAL PROPERTY
[X] EXHIBIT G - ESTOPPEL CERTIFICATE	[X] EXHIBIT H - NONDISTURBANCE AGREEMENT

AGREEMENT

    Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non- exclusive use of tenants of the Project are collectively referred to herein as the "Common Areas". Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use.
    Termination of Prior Lease; Commencement Date; Term; Acceptance of Premises.
      Termination of Prior Lease.
        Landlord and Tenant hereby acknowledge and agree that, as of the Lease Date, the Prior Lease contains the complete agreement between Landlord and Tenant with respect to the Premises.
        Tenant hereby certifies to Landlord (and its successors and assigns) that, as of the Lease Date, (A) Tenant has no right, title, or interest in or to the Premises or the Project other than as a lessee of the Premises under the Prior Lease, (B) Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of, or interest in, the Premises or the Project, (C) Tenant has not sublet any portion of the Premises or assigned any portion of the Prior Lease to any sublessee or assignee, and no one except Tenant and its employees currently occupy the Premises, (D) Tenant has not prepaid any of the rent due under the Prior Lease, (E) the security deposit given to Landlord under the Prior Lease was $39,459.04 in cash (the "Prior Lease Deposit"), and (F) Landlord has performed all obligations required of Landlord pursuant to the Prior Lease, and Tenant is not entitled to any refunds or rebates of rent or to any other payments or services from Landlord upon the termination of the Prior Lease. The matters described in the foregoing certification shall remain and be true and correct, in all material respects, as of the Commencement Date.
        Landlord and Tenant hereby terminate the Prior Lease effective as of June 30, 2001 (including, without limitation, all Prior Lease Extension Options, whether or not timely exercised prior to such date). As of the time such termination becomes effective (the "Prior Lease Termination Date"), the Prior Lease shall be of no further force or effect and Tenant shall have no other right, title, or interest, of any kind, direct or indirect, in any portion of the Premises or the Project, except as expressly provided in this Lease. All obligations of Tenant under the Prior Lease not fully performed as of the Prior Lease Termination Date (including, without limitation, indemnity obligations and obligations concerning the condition and repair of the Premises and/or the Project) (the "Prior Lease Obligations") shall survive such termination of the Prior Lease for the benefit of Landlord (and its successors and assigns) and thereafter shall constitute obligations under this Lease. Landlord hereby reserves all rights and claims that Landlord may have against Tenant for any such Prior Lease Obligations.
      Commencement Date; Term. The "Commencement Date" shall be July 1, 2001, and the "Term" of this Lease shall be the Base Term and the Extension Term, if Tenant so elects pursuant to Section 39 hereof.
      Acceptance of Premises. Tenant has been in possession of, and conducting business in, the Premises under the Prior Lease and intends to continue conducting business in the Premises, without interruption, from and after the Lease Date. As a result, Tenant is the party most familiar with the condition of the Premises as of the Lease Date and, as conclusively evidenced by Tenant's execution and delivery of this Lease, Tenant accepts the Premises "as is", in their condition as of the Lease Date without any qualifications, restrictions, or limitations, subject to all applicable Legal Requirements (as defined in Section 7 hereof). Further, since the Premises will not be empty and/or unoccupied at any time prior to the Commencement Date and Landlord will have no opportunity to inspect, examine, and/or audit the Premises in order to establish the condition of the Premises as of the Commencement Date, Landlord shall have no liability for any defects in the Premises (whether latent or patent) and shall have no obligation to perform any work or to refurbish, finish, or otherwise alter the Premises in order to prepare the Premises for Tenant's use or occupancy. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the ' Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings, and negotiations that are not contained herein. Landlord, in executing this Lease, does so in reliance upon Tenant's representations, warranties, acknowledgments, and agreements contained herein.
    Rent.
      Base Rent. The first month's Base Rent and the security required to be deposited with Landlord pursuant to Section 6 hereof shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction, or set- off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set- off any Rent due hereunder except for any abatement as may be expressly provided in this Lease.
      Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"): (i) Tenant's Share of Operating Expenses (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
    Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an "Adjustment Date") by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. "CPI Adjustment Percentage" means (i) a fraction, stated as a percentage, the numerator of which shall be the Index (as defined below) for the calendar month 3 months before the month in which the Adjustment Date occurs, and the denominator of which shall be the Index for the calendar month 3 months before the last Adjustment Date or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease, less (ii) 1.00. "Index" means the "Consumer Price Index - All Urban Consumers - San Diego, California Metropolitan Area, All Items" compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as reasonably appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as reasonably appropriate in order to make the new index comparable to the Index. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation. Failure to deliver such notice shall not reduce, abate, waive, or diminish Tenant's obligation to pay the adjusted Base Rent. If such notice is delivered to Tenant on or after an Adjustment Date, Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within 15 days of Landlord's notice to Tenant.
    Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the "Annual Estimate"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of Tenant's Share of the Annual Estimate Payments for any fractional calendar month shall be prorated.

    The term "Operating Expenses" means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building's Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), Utilities (as defined in Section 11 below), insurance premiums (for the insurance described in Section 17 below), reasonable reserves consistent with good business practice for future repairs and replacements ("Repair Reserves"), capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of 4.0% of Base Rent), excluding only:

      the construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such construction or renovation;
      capital expenditures for expansion of the Project;
      interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;
      depreciation of the Project (except for capital improvements, the costs of which are to be amortized and included in Operating Expenses);
      advertising, legal, and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to other tenants of the Project, including any leasing office maintained in the Project and any free rent and construction allowances for other tenants of the Project;
      legal and other expenses incurred in the negotiation or enforcement of leases for other tenants of the Project;
      completing, fixturing, improving, renovating, painting, redecorating, or other work, which Landlord pays for or performs for other specific tenants of the Project within their premises, and costs of correcting defects in such work;
      costs of utilities outside normal business hours sold to other tenants of the Project;
      costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
      salaries, wages, benefits, and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance, or repair of the Project;
      general organizational, administrative, and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal, and accounting expenses;
      costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with other tenants of the Project, other occupants of the Project, or prospective tenants of the Project, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers (including through the exercise or threat of eminent domain), or mortgagees of all or any portion of the Project;
      costs incurred by Landlord due to the violation by Landlord or its employees, agents, or contractors or by any other tenant of the Project of the terms and conditions of any lease of any other space in the Project or of any Legal Requirement;
      tax penalties, fines, or interest incurred as a result of Landlord's negligence, inability, or unwillingness to make payment and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment required to be made by Landlord hereunder before delinquency;
      overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceed the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
      costs arising from Landlord's charitable or political contributions or fine art maintained at the Project;
      costs in connection with services (including electricity), items, or other benefits of a type that are not standard for the Project and that are not available to Tenant without specific charges therefor, but that are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
      costs incurred in the sale or refinancing of the Project;
      costs arising from the presence of Hazardous Materials (as defined in Section 30(g)) in, on, under, or about the Premises, the Building, the Project, or any property adjacent to the Property for which Tenant is not liable or responsible as part of the Prior Lease Obligations or pursuant to the terms and conditions of Section 30 hereof;
      costs for (i) insurance coverages not typically passed through to tenants as an operating expense in the properties of Landlord and Landlord's affiliates in the greater San Diego, California area, and (ii) insurance deductibles or co-insurance payments in excess of $25,000.00 per occurrence;
      costs of repairs or replacements for which Repair Reserves have been previously accrued as an Operating Expense, but only to the extent of such accrual;
      net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate, or inheritance taxes or any federal, state, or local documentary taxes imposed against any portion of or interest in the Project; and
      any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

    Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "Annual Statement") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

    The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 30-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions (the "Expense Information"). If after Tenant's review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States audit and/or review the Expense Information for the year in question (the "Independent Review"). The independent public accounting firm selected by Tenant shall be retained pursuant to a fee arrangement other than a contingent fee, which fee arrangement shall be subject to Landlord's approval (which approval shall not be unreasonably withheld or delayed), and, except as may be expressly provided later in this paragraph, all fees due to such accounting firm in performing the Independent Review shall be payable by Tenant (at Tenant's sole cost and expense). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant's Share of Operating Expenses for such calendar year, Landlord shall pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments with respect to Operating Expenses for such calendar year were less than Tenant's Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5.0% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95.0% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Project had been 95.0% occupied on average during such year.

    "Tenant's Share" shall be the percentage set forth in the Basic Lease Provisions as Tenant's Share of Operating Expenses. The "Building's Share of Project" set forth in the Basic Lease Provisions may be adjusted by Landlord for changes in the physical size of the Premises or the Project occurring after the Commencement Date. Any such measurement shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996). Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant's Share of Operating Expenses, and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "Rent".

    Security Deposit. Concurrently with Tenant's delivery to Landlord of an executed copy of this Lease, Tenant shall deposit with Landlord security for the performance of all of Tenant's obligations in an amount that when added to the amount of the Prior Lease Deposit, will equal the aggregate amount of the Security Deposit set forth in the Basic Lease Provisions (in the aggregate, the "Security Deposit"). The security deposited by Tenant shall be in the form of either cash or an unconditional and irrevocable letter of credit (the "Letter of Credit"): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) drawable on an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable in the state of California. Within 10 days after the Prior Lease Termination Date, Landlord shall notify Tenant of the amount (if any) of the Prior Lease Deposit used by Landlord to pay or perform any obligation of Tenant under the Prior Lease or to compensate Landlord for any loss or damage resulting from any default by Tenant under the Prior Lease and, within 10 days after such notice, Tenant shall deposit with Landlord the amount necessary to restore the Security Deposit to its required aggregate amount. Further, if the security initially deposited by Tenant under this Lease is in the form of a Letter of Credit, Tenant may, at any time during the first 3 months of the Base Term, deliver to Landlord a substitute Letter of Credit complying with all of the requirements hereof in an amount equal to the required aggregate amount of the Security Deposit and, within 10 days after Landlord's receipt of such substitute Letter of Credit, Landlord shall return to Tenant the portion of the Security Deposit then in the form of cash (after deducting therefrom all amounts to which Landlord is then entitled under the provisions of this Lease). As to any Letter of Credit serving as security hereunder, if Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 30 days before the stated expiration date of such Letter of Credit, Landlord shall have the right to draw upon such Letter of Credit and hold the funds drawn as the Security Deposit; provided, however, that (x) Tenant's failure to timely provide a satisfactory substitute Letter of Credit shall not be a Default (as defined in Section 20), and (y) Tenant, not more than once during the Term, may subsequently provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof, at which time Landlord shall return to Tenant the funds drawn by Landlord under the previous Letter of Credit (after deducting therefrom all amounts to which Landlord is then entitled under the provisions of this Lease). The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of a Default. Upon each occurrence of a Default, Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense, or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law; provided, however, that (A) notwithstanding the amount that Landlord may actually draw on any Letter of Credit serving as security hereunder, Landlord's damages upon the occurrence of each Default shall be determined in accordance with Section 21 hereof, and (B) it shall not be a default by Landlord under this Lease if, upon the occurrence of a Default, Landlord actually draws more on any such Letter of Credit than Landlord may be entitled to pursuant to Section 21 hereof, it being understood and agreed that any funds so drawn by Landlord in excess of Landlord's damages pursuant to Section 21 hereof shall be deemed held by Landlord as part of the Security Deposit and, upon Tenant's restoration of the Security Deposit to its required amount, shall be returned to Tenant (after deducting therefrom all amounts to which Landlord is then entitled under the provisions of this Lease). Tenant hereby waives the provisions of any law, now or hereafter in force, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent, or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its required amount. The Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

    If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord's obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee and: no interest shall accrue thereon.

    Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C.  12101, et seq. (together with the regulations promulgated pursuant thereto, "ADA") (collectively, "Legal Requirements"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises that is declared to be a violation of any Legal Requirement by any Governmental Authority (as defined in Section 9) having jurisdiction. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe, and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises, or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity, or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

    Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises that may be required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant's use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges, and disbursements and costs of suit) (collectively, "Claims") arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold, and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

    Holding Over. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in an amount equal to 150% of the Rent in effect during the last 30 days of the Term (the "Holdover Rent Amount"), and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to the Holdover Rent Amount or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, by written notice to Tenant, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
    Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments, and governmental charges of any kind (collectively referred to as "Taxes") imposed by any federal, state, regional, municipal, local, or other governmental authority or agency, including, without limitation, quasi- public agencies (collectively, "Governmental Authority") during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value, or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
    Parking. Subject to Force Majeure (as defined in Section 34 hereof), a Taking (as defined in Section 19 hereof), and the exercise by Landlord of its rights hereunder, Tenant shall have the right to park in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants in those areas designated for non- reserved parking, subject in each case to Landlord's reasonable rules and regulations (as provided in Section 26 hereof). Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project.
    Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, "Utilities"). Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.
    Alterations and Tenant's Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal, or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 14) ("Alterations") shall be subject to Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion if any such Alteration affects the structure or Building Systems. Tenant may construct nonstructural Alterations in the Premises without Landlord's prior approval if the aggregate cost of all such work in any 12 month period does not exceed $25,000.00 (a "Notice-Only Alteration"), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts, and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may reasonably deem appropriate. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord on demand, as Additional Rent, an amount equal to 3.0% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration or series of related Alterations (but not less than $1,000.00 nor more than $50,000.00 per Alteration or series of related Alterations) in order to cover Landlord's overhead and expenses for plan review, coordination, scheduling, and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

    Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers' compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) "as built" plans for any such Alteration.

    Other than (a) the items, if any, listed on Exhibit F attached hereto, (b) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (c) any trade fixtures, machinery, equipment, and other personal property not paid for by Landlord that may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, "Tenant's Property"), all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets, and other similar additions and improvements built into the Premises that are or become an integral part of the Building Systems or of the floors, walls, ceiling, roof, glazing, built-in cabinetry, or structural components of the Building (such as fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch) (collectively, "Installations"), shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, (x) any property that is placed in the Premises by Tenant after the Commencement Date that: (A) is not an Installation, (B) is used for the production of Tenant's products and may be removed without material damage to the Premises, and (C) is not paid for by Landlord, together with (y) any item listed on Exhibit F, shall be and shall remain the property of Tenant during the Term and following the expiration or earlier termination of the Term and shall be removed by Tenant upon the expiration or earlier termination of the Term, so long as the same are removed without material damage to the Premises (and any immaterial damage caused by their removal is repaired by Tenant (including capping or terminating utility hook-ups behind walls) during the Term). Landlord shall, at the time its approval of any Installation under this Lease is requested or at the time it receives notice of a Notice-Only Alteration under this Lease, notify Tenant if Landlord has elected to cause Tenant to remove any such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove the designated Installation upon the expiration or earlier termination of this Lease and repair any damage caused by or occasioned as a result of such removal, including, when removing any Installation that was plumbed, wired, or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. In addition to the foregoing, Landlord may elect to have any or all improvements located within the portion of the Premises designated or described on Exhibit A as "laboratory space" ("Laboratory Space Improvements") to be removed upon the expiration or earlier termination of this Lease. Landlord may make such election by giving written notice to Tenant of such election no later than 30 days prior to the scheduled expiration of this Lease or within 15 days after the early termination of this Lease, as the case may be. Such notice shall include a written estimate of all Removal Costs (as defined below) and, within 30 days after such notice, Tenant shall pay to Landlord an amount equal to the lesser of 50.0% of all estimated Removal Costs and $110,000.00. For purposes of this Lease, the term "Removal Costs" shall include all reasonable costs to remove completely the designated Laboratory Space Improvements and to repair any damage to the Premises caused by or occasioned as a result of such removal. Landlord shall use commercially reasonable efforts to cause such removal and repair to be performed within 120 days after the expiration or earlier termination of this Lease, subject to delays caused by Force Majeure and delays needed to obtain any Hazardous Materials Clearances required to perform such removal and repair. All removal and repair work shall be performed by duly licensed, insured, and bonded contractors. Within 30 days after the completion of such removal and repair work (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the total, actual Removal Costs. If the amount previously paid to Landlord by Tenant hereunder was less than the lesser of 50.0% of the total, actual Removal Costs and $110,000.00, Tenant shall pay the difference to Landlord within 30 days after delivery of such statement to Tenant. If the amount previously paid to Landlord by Tenant hereunder was more than the lesser of 50.0% of the total, actual Removal Costs and $110,000.00, Landlord shall pay the excess to Tenant (after deducting any other amounts that may be due Landlord) within 30 days after delivery of such statement.

    Landlord's Repairs. Landlord shall maintain all of the structural, exterior, parking, and other Common Areas of the Project in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant or by any of Tenant's agents, servants, employees, invitees and contractors (collectively, "Tenant Parties") excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building System services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations, or improvements that are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations, or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building System services during any such period of interruption; provided, however, that Landlord shall give Tenant 24 hours advance notice of any stoppage of Building System services for any planned repairs, alterations, or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, or with respect to any emergency, oral notice followed immediately by written notice, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
    Tenant's Repairs. Subject to Sections 13, 17 and 18 hereof, Tenant, at its expense, shall repair, replace, and maintain in good condition all portions of the Premises, including, without limitation, gas, electrical, water, HVAC, sanitary sewer, plumbing, fire protection (including, without limitation, sprinklers), elevators, and all other building systems serving the Premises ("Building Systems"), entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such default within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such default by Tenant creates or could create an emergency, Landlord may immediately commence cure of such default and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises. At all times during the Term, Tenant shall either (i) keep in place a contract for the maintenance of the Building Systems, with a contractor and using maintenance schedules and procedures reasonably acceptable to, and previously approved by, Landlord, or (ii) make other arrangements for such maintenance work, which arrangements shall be reasonably acceptable to, and previously approved by, Landlord.
    Mechanic's Liens. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 20 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises or the Project be furnished on any such Financing Statement without such qualifying language.
    Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.
    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may maintain, but is not obligated to maintain, such other insurance and additional coverages as Landlord may reasonably deem necessary or prudent, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers' compensation insurance and fidelity bonds for employees employed to perform services, and insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. The premiums for all such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations).

    Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; workers' compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policies shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, "Landlord Parties"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in "Best's Insurance Guide"; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

    In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

    The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors ("Related Parties"), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, each party waives any claims against the other party and its respective Related Parties for such loss or damage, and Tenant shall not be required to indemnify Landlord under Section 16 hereof for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

    Landlord may require insurance policy limits to be raised to conform with the reasonable requirements of Landlord's lender and/or to bring coverage limits to levels then being generally required of new tenants in the properties of Landlord and Landlord's affiliates in the greater San Diego, California area.

    Restoration. If at any time during the Term the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall give Tenant written notice (a "Restoration Notice") of the amount of time Landlord reasonably estimates it will take to restore the Premises (the "Restoration Period"), which Restoration Notice shall be given within 60 days after the date Landlord discovers such damage or destruction (the "Discovery Date"). If the Restoration Period is estimated to exceed 18 months (the "Maximum Restoration Period"), Landlord may, in such Restoration Notice, elect to terminate this Lease as of the date that is 75 days after the Discovery Date; provided, however, that notwithstanding Landlord's election to restore the Premises, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a Restoration Notice estimating a Restoration Period longer than the Maximum Restoration Period. Further, if Landlord elects to restore the Premises and Tenant either has no right to terminate this Lease pursuant to the foregoing or does not elect to terminate this Lease, Tenant, by written notice to Landlord delivered within 5 business days of receipt of a Restoration Notice, shall notify Landlord whether Tenant will timely perform Tenant's Restoration Obligations (as defined below). If Tenant elects not to perform Tenant's Restoration Obligations (or fails to timely deliver to Landlord a written notice expressly undertaking Tenant's Restoration Obligations) and the Restoration Period is estimated to exceed 12 months, Landlord may, by written notice to Tenant delivered within 5 business days of receipt of Tenant's notice regarding Tenant's Restoration Obligations, elect to terminate this Lease as of the date that is 75 days after the Discovery Date. Unless either Landlord or Tenant elects to terminate this Lease as provided above, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events, or as needed to obtain any license, clearance, or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal, or remediation of Hazardous Materials in, on, or about the Premises (collectively referred to herein as "Hazardous Materials Clearances"); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may, by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of, (i) the Discovery Date, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

    Unless Tenant timely and expressly elects otherwise as provided above, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease (collectively, "Tenant's Restoration Obligations"). Notwithstanding any of the foregoing, Landlord may terminate this Lease by written notice to Tenant if (a) the Premises are damaged during the last 6 months of the Base Term, Tenant has not timely exercised the Extension Right (as defined in Section 39 hereof)), and Landlord reasonably estimates that it will take more than 2 months to repair such damage, (b) the Premises are damaged during the last 6 months of the Extension Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, (c) the Premises are damaged during the last 24 months of the Base Term, Landlord reasonably estimates that it will take more than 12 months to repair such damage, and Tenant does not exercise the Extension Right within 5 business days of receipt of the Restoration Notice, (d) the Premises are damaged during the last 30 months of the Extension Term and Landlord reasonably estimates that it will take more than 12 months to repair such damage, or (e) insurance proceeds are not available for such restoration, provided that Landlord may not terminate this Lease pursuant to clause (e) if Tenant, by written notice to Landlord within 10 days after Landlord's notice of proposed termination, offers to provide all funds necessary to repair such damage and thereafter deposits with Landlord, within 10 days after written notice from Landlord of Landlord's reasonable estimate of the cost to repair such damage, all such funds. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are restored, in the proportion that the area of the Premises, if any, that is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of restoration that is suitable for the temporary conduct of Tenant's business; provided, however, that under no circumstances shall Rent be abated pursuant to this Section for more than 12 months. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

    The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would in Landlord's reasonable judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant's Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
    Events of Default. Each of the following events shall be a default ("Default") by Tenant under this Lease:
      Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
      Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of non- renewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.
      Abandonment. Tenant shall abandon the Premises.
      Improper Transfer. Tenant shall assign, sublease, or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
      Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after any such lien is filed against the Premises.
      Insolvency Events. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Proceeding for Relief"); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant or any guarantor or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant or any guarantor or surety is a corporation, partnership, or other entity).
      Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.
      Default Under 11055 Lease. At any time that Tenant is also the tenant under the 11055 Lease, there is a Default under the 11055 Lease, as the term Default is defined in such 11055 Lease.
      Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant.

    Any notice given under Section 20(i) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(i) is such that it cannot be cured solely by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20-day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord's notice.

    Landlord's Remedies.
      Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12.0% per annum or the highest rate permitted by law (the "Default Rate"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.
      Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6.0% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
      Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
        Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;
        Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
          The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
          The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
          At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "rent" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21 (c)(ii) (A) and (B), above, the "worth at the time of award" shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1.0%.

        Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
        If Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
        Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant's expense.
      Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant's Default.
    Assignment and Subletting.
      General Prohibition. Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership, or limited liability company, the shares or other ownership interests thereof that are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25.0% or more of the issued and outstanding shares or other ownership interests of such corporation, partnership, or limited liability company are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof as of the Lease Date to persons or entities that were not owners of shares or other ownership interests of the corporation, partnership, or limited liability company as of the Lease Date, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.
      Permitted Transfers. If Tenant desires to assign, hypothecate, or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date (the "Proposed Transfer Date") Tenant desires the assignment, hypothecation, other transfer, or sublease to be effective (generally, "Proposed Transfer"), Tenant shall give Landlord a notice (the "Proposed Transfer Notice") containing such information about the proposed assignee or sublessee (the "Proposed Transferee"), including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in, or released or disposed of from the Premises, the Proposed Transfer Date, any relationship between Tenant and the Proposed Transferee, and all material terms and conditions of the Proposed Transfer, including a copy of any documents, in their final form, evidencing such Proposed Transfer ("Proposed Transfer Documents"), and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Proposed Transfer Notice: (x) grant or refuse such consent, in its sole discretion with respect to any Proposed Transfer that involves an assignment of this Lease, or grant or refuse such consent, in its reasonable discretion with respect to any Proposed Transfer that involves a sublease of the Premises (a "Proposed Sublease") (provided that Landlord shall further have the right to review and reasonably approve or disapprove the forms of the Proposed Transfer Documents prior to the Proposed Transfer Date), or (y) terminate this Lease with respect to the space described in the Proposed Transfer Notice as of the Proposed Transfer Date (a "Proposed Transfer Termination"). If Landlord elects a Proposed Transfer Termination, Tenant shall have the right to withdraw such Proposed Transfer Notice by written notice to Landlord of such election within 5 days after Landlord's notice electing to exercise the Proposed Transfer Termination. If Tenant withdraws such Proposed Transfer Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Proposed Transfer Notice, this Lease, and the term and estate herein granted, shall terminate as of the Proposed Transfer Date with respect to the space described in such Proposed Transfer Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the Proposed Transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Proposed Transfer Notice (not to exceed $3,000.00). For purposes of this Section, Landlord shall be conclusively presumed to have acted reasonably in refusing consent to a Proposed Sublease if any of the following is a basis for such refusal:
        in Landlord's reasonable judgment, the Proposed Transferee's intended use of the Premises (A) will be inconsistent with the Permitted Use, (B) will overload or materially increase the burden on, or cause material overuse of, the Building Systems or the Common Areas (including, without limitation, parking areas), (C) will materially increase the insurance risk or cause the disallowance of any sprinkler or other insurance credits, (D) will materially increase the sounds or vibrations extending from the Premises into Common Areas or other space in the Project; (E) will materially alter the times at which operations are being conducted within the Premises, or (F) will otherwise materially increase Landlord's obligations under this Lease;
        in Landlord's reasonable judgment, the Proposed Transferee's general character, reputation, or credit history is not consistent with the general character or quality of the Project, or the Proposed Transferee does not have adequate operating experience for its intended use of the Premises;
        the Proposed Transferee is not in the pharmaceutical, biotechnology, diagnostic and personal care products, contract research, scientific research, or other life sciences industries;
        in Landlord's reasonable judgment, the Proposed Transferee is not financially capable of fulfilling all of its obligations in connection with the Proposed Sublease;
        the space subject to the Proposed Sublease is irregular in shape and/or the configuration of the remaining space not subject to the Proposed Sublease would be, in Landlord's sole and absolute discretion, materially more difficult to lease;
        at that time of the Proposed Transfer Notice, the Proposed Transferee occupies space in the Project and there is other space available in the Project for lease that is contiguous to such Proposed Transferee's existing space;
        the Proposed Transferee is a governmental agency or an instrumentality of one (but only if the Project does not have a governmental agency or instrumentality of similar type and size as a tenant at the time of the Proposed Transfer Notice);
        during the 6 months immediately preceding the Proposed Transfer Notice, the Proposed Transferee (or any of its affiliates) has inquired about leasing space, or has been shown space for lease, in the Project or in any other property of Landlord or Landlord's affiliates in the greater San Diego, California area;
        the Proposed Transfer (A) would cause Landlord to violate any other lease, agreement, covenant, condition, or restriction to which Landlord is a party or by which the Project is bound, or (B) would give any other tenant of the Project the right to terminate its lease;
        the rent to be charged the Proposed Transferee in connection with the Proposed Sublease is less than 90.0% of the rent then being quoted by Landlord for comparable available space in the Project for a comparable term;
        either the Proposed Sublease or the Proposed Transferee do not meet any of the conditions or requirements set forth in subsections (c) or (f) below; or
        in Landlord's reasonable judgment (based on advice of counsel), any fact or circumstance related to the Proposed Sublease or the Proposed Transferee would be likely to affect Landlord's status as a "real estate investment trust", as defined in Section 856 of the Internal Revenue Code (as amended);

      The foregoing list is not exhaustive and is not intended to limit, in any way, the circumstances under which Landlord may act reasonably in refusing consent to a Proposed Sublease. Tenant hereby waives the provisions of any law, now or hereafter in force (including, without limitation, Section 1995.310 of the California Civil Code), that provide that Tenant may terminate this Lease if Landlord is determined to have unreasonably refused consent to a Proposed Sublease in violation of Tenant's rights under this Section, it being agreed that Tenant's sole remedy in such a case will be the recovery of contract damages (if any) caused by Landlord's actions.

      In addition to the foregoing, Tenant shall have the right to assign this Lease, upon 30 days' prior written notice to Landlord but without obtaining Landlord's prior written consent and without Landlord having the right to give Tenant a Proposed Transfer Termination, to a corporation or other entity that is a successor-in-interest to Tenant, by way of merger, consolidation, or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided, that (x) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (y) the net worth (as determined in accordance with generally accepted accounting principles) of the assignee is at least $100,000,000.00, and (z) such assignee shall agree in writing to assume all of the terms, covenants, and conditions of this Lease arising after the effective date of the assignment (a "Permitted Assignment").

      Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:
        that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
        A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in, on, or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
      No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease (excluding, however, any Rent payable under this Section), plus actual and reasonable brokerage fees, legal costs, and any design or construction fees directly related to and required pursuant to the terms of any such sublease, then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50.0% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
      No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
      Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender, or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party's action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release, or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre- existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
    Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G with the blanks filled in, or on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
    Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through, or under Landlord.
    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.
    Rules and Regulations. At all times during the Term, Tenant shall comply with all reasonable rules and regulations covering use of the Premises and the Project (the current rules and regulations are attached hereto as Exhibit E). Landlord shall have the right to promulgate or adopt, at any time and from time to time, any changes to such rules and regulations as Landlord may deem necessary or appropriate, in Landlord's sole and absolute discretion (provided, however, that such changes must be uniformly applicable to all tenants of the Project and may not materially, adversely affect Tenant's use or occupancy of the Premises for the Permitted Use). If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
    Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit H, or such other instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate recognition and non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "Mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "Holder" of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
    Surrender. Upon the expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord or this Lease to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "Tenant HazMat Operations") and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the "Surrender Plan"). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord's environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant's expense as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties.

    If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

    Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

    Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
    Environmental Requirements.
      Prohibition/Compliance/indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "Environmental Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project, or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project, or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project, or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building, or the Project.
      Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant shall deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "HazMat Documents") relating to the use, storage, handling, treatment, generation, release, or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in, on, or under the Project (provided said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); all closure plans or any other documents required by any and all federal, state, and local Governmental Authorities for any storage tanks installed in, on, or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the HazMat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.
      Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender, or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property, which contamination was permitted by Tenant of such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release, or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.
      Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises, the Building, or the Project has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual tests; provided, however, that if Tenant conducts its own tests of the Premises and the Building using third party contractors and test procedures reasonably acceptable to Landlord, which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, the Building, and the Project to determine if contamination has occurred as a result of Tenant's use of the Premises, the Building, or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises, the Building, or the Project by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises and the Building made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
      Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade, and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading, and closure of such storage tanks.
      Tenant's Obligations. Tenant's obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.
      Definitions. As used herein, the term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises, the Building, or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
    Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

    Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially, and adversely affect Tenant's ability to conduct its business in the Premises (a "Material Landlord Default"), Tenant, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, shall give Landlord written notice of such claim and telephonic notice to Tenant's principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover from Landlord the costs of such cure (but not any consequential or other damages), to the extent of Landlord's obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

    All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation, or restriction materially, adversely affects Tenant's use or occupancy of the Premises for the Permitted Use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder.
    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
    Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").
    Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, "Broker") in connection with this transaction and that no Broker brought about this transaction, other than the brokers doing business as CRESA Partners (whose commission, if any, shall be Landlord's responsibility pursuant to a separate agreement among Landlord and such brokers). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than the broker, if any, named in this Section 35) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
    Limitation on 'Landlord's Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
    Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid, or unenforceable clause or provision as shall be legal, valid and enforceable.
    Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting, or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades, or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture, or other items of personal property on any exterior balcony, or (vi) paint, affix, or exhibit on any part of the Premises, the Building, or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type that can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color, and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.
    Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:
      Extension Right. Tenant shall have 1 right (the "Extension Right") to extend the term of this Lease for 3 years (the "Extension Term") on the same terms and conditions as this Lease (except as may be expressly provided below) by giving Landlord written notice of its election to exercise the Extension Right at least 6 months prior, and no earlier than 12 months prior, to the expiration of the Base Term (or by giving Landlord written notice of its election to exercise the Extension Right in accordance with the terms of Section 18 hereof). Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, "Market Rate" shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of the Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent. In addition, Landlord may impose a market rent for any parking rights hereunder, if such parking rights are not already reflected in the new Base Rent. If, on or before the date that is 90 days prior to the expiration of the Base Term of this Lease, Tenant, after negotiating in good faith, has not agreed with Landlord's determination of the Market Rate and the rent escalations during the Extension Term, Tenant may, by written notice to Landlord not later than 90 days prior to the expiration of the Base Term of this Lease, elect arbitration as described in Section 39(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.
      Arbitration.
        Within 10 days of Tenant's notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct ("Extension Proposal"). If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single "Arbitrator" (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
        The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
        An "Arbitrator" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego, California metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego, California metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
      Right Personal. The Extension Right is personal to Tenant and is not assignable without ' Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease, except that the Extension Right may be assigned in connection with any Permitted Assignment.
      Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:
        during any period of time that Tenant is in Default under any provision of this Lease; or
        if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
      No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Extension Right.
      Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
    Miscellaneous.
      Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
      Joint and Several Liability. If and when included within the term "Tenant", as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
      Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
      Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
      Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option- for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
      Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
      Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
      Time. Time is of the essence as to the performance of Tenant's obligations under this Lease.
      Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
      Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents, and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises that, pursuant to Tenant's routine safety guidelines, practices, or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord's reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant's Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

CELL GENESYS, INC.,
a Delaware corporation

By: ___________________________

Print Name: ____________________

Print Title: _________________________

LANDLORD:

AREA 1025/11075 ROSELLE STREET, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: ___________________________

Michael C. Kelcy,

Senior Vice President,
Real Estate Legal Affairs